 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1, PRE EFFECTIVE AMENDMENT 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

I IN THE SKY INC.

(Exact name of registrant as specified in its charter)

Nevada	3663	46-3366428
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1315 5th Street South

Hopkins MN 55313

Phone:  952-278-9912

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

James B. Parsons

Parsons/Burnett/Bjordahl/Hume, LLP

1850 Skyline Tower, 10900 NE 4th Street

Bellevue, WA 98004

Phone: (425) 451-8036  Fax: (425) 451-8568

 (Name, address, including zip code, and telephone number,

Including area code, of agent for service)

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:                           [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                                 [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.                      [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                        [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller Reporting Company [x]

CALCULATION OF REGISTRATION FEE

	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
		(2)	(3)	(1)
Common Stock $0.001 par value to be sold by selling shareholders	1,200,000	$0.025	$30,000	$3.86
Common Stock $0.001 par value to be sold by the Company	2,400,000	$0.025	$60,000	$7.73
Total	3,600,000	$0.025	$90,000	$11.59

(1) Registration Fee has been paid via Fedwire.

(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common      stock was $0.001 per share for 10,000,000 shares to officers and directors and $0.001 for 1,200,000 shares to unaffiliated investors.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  We will not sell these securities until the registration statement filed with the SEC is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS

I IN THE SKY INC.

3,600,000 Shares of Common Stock

$0.025 per share

Date of Prospectus: _____________________

Prior to this Offering, no public market has existed for the common stock of I IN THE SKY INC. (“I IN THE SKY” or the “Company”).  Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board (“OTCBB”), operated by FINRA (Financial Industry Regulatory Authority).  There is no assurance that the Shares will ever be quoted on the Bulletin Board.  To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

This is our initial public offering.  We are registering a total of 3,600,000 shares of our common stock.  Of the shares being registered 1,200,000 are being registered for sale by the selling shareholders, and 2,400,000 are being registered for sale by the Company.  The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor.  The shares will be sold on our behalf by our officers, Michael Staples and Joel Tweeten.  They will not receive any commissions or proceeds for selling the shares on behalf of the Company.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.025 for the duration of the Offering.  Assuming all shares being offered by the Company are sold, the Company will receive $60,000 in net proceeds.  As all offering expenses are being paid for by our officer. No offering expenses will be paid out of the proceeds if this Offering, therefore, net proceeds are the same as gross proceeds.  If 75%, 50% or 25% of the shares being offered by the Company are sold, the Company will receive net proceeds of $45,000, $30,000 or $15,000, respectively.  There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that this Offering will successfully raise enough funds to institute our business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.  The shares being offered by the Company will be offered for a period of two hundred and seventy (270) days from the original effective date of this Prospectus, unless extended by our directors for an additional 90 days.

The selling shareholders will sell their shares at a price per share of $0.025 for the duration of this Offering.  We will not receive any proceeds from the sale of the 1,200,000 shares sold by the selling shareholders.  If all shares being offered by the selling shareholders are sold, shareholders will receive an aggregate $30,000.  The selling shareholders are deemed to be “underwriters” within the meaning of the Securities Act, in connection with the sale of their shares of stock.  The selling shareholder offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 360 days from the effective date of this Prospectus.

I IN THE SKY is a development stage company and currently has no business operations.  Any investment in the Shares offered herein involves a high degree of risk.  You should only purchase Shares if you can afford a complete loss of your investment.  Our independent auditors have issued an audit opinion for I IN THE SKY, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we have nominal assets and nominal operations.  Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.  Specifically, Rule 144 would not be available for the resale of restricted securities by our stockholders until we have complied with the requirements of Rule 144(i).

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2013 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

The Company has no present plans to be acquired or to merge with another company, nor does the Company, nor any of its shareholders, have plans to enter into a change of control or similar transaction.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate.  Any representation to the contrary is a criminal offense.

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus.  In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", “I IN THE SKY”, and “Company” are to I IN THE SKY INC.

General Information about Our Company

I IN THE SKY was incorporated in the State of Nevada on July 15, 2013.  I IN THE SKY intends to provide low cost GPS positioning services to businesses and families.

I IN THE SKY’s business and corporate address is 1315 5th Street South, Hopkins MN 55313, and our telephone number is  (952) 278-9912.  Our registered agent for service of process is Silver Shield Services, Inc., 3315 Hwy 50, Silver Springs, Nevada 89429.  Our fiscal year end is September 30.

The incorporation effort included the Company issuing 12,200,000 shares of common stock to five (5) shareholders who assisted in founding the business: ten million (10,000,000) shares to our president, Michael P. Staples; one million (1,000,000) shares to our secretary, Joel Tweeten;  six hundred thousand (600,000) shares to PB Capital, LC, an Idaho Limited Liability Company; five hundred thousand (500,000) shares to Clark Nichols; and one hundred (100,000) thousand shares to Dale Hensel, all for services rendered, at $0.001 per share. These services involving the incorporation of the Company and defining the business plan were valued at $12,200. Our financial statements from inception (July 15, 2013) through the period ended September 30, 2013, report no revenues and a net loss of $25,700 attributable to the cost of our audit and other professional fees.  Our independent auditors have issued an audit opinion for I IN THE SKY, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our business is in the start-up phase, and we have no operational history.  To date, we have generated no revenues from operations and cannot guarantee we will generate revenues in the future.  See the section entitled Risk Factors, beginning on page 6 for risks associated with an investment in I in the Sky.

This is our initial public offering.  We are registering a total of 3,600,000 shares of our common stock.   Of the shares being registered, 1,200,000 are being registered for sale by the selling shareholders, and 2,400,000 are being registered for sale by the Company.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.025 for the duration of the Offering.   The selling shareholders will sell their shares at a price per share of $0.025 for the duration of this Offering. The Company is offering to sell shares concurrently with the selling shareholders, which may negatively impact the appeal of potential investors to purchase shares from the Company.  Additionally, the Company will receive no proceeds from the sale of shares by selling shareholders.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth

We will not receive any proceeds from the sale of any of the 1,200,000 shares offered by the selling shareholders.  We will be selling the 2,400,000 shares of common stock we are offering as a self-underwritten offering.  There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.  The Selling Shareholders Offering will terminate on the earlier of the sale of all of the shares offered or 360 days after the date of the Prospectus.  The

Company’s Offering will terminate 270 days after the date of the Prospectus, unless extended an additional 90 days by our Board of Directors.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment.

In order to proceed with any portion of our business plan, we will need to raise money from our public offering.  In the event that we raise $45,000, or 75% of this Offering, we will use such funds as follows:  (1) $8,000 for legal and accounting fees, (ii) $7,000 for costs associated with being a reporting issuer, (iii) $6,000 for advertising and marketing, (iv) $5,000 to design the web site and adapt the software, (v) $2,000for basic office expenses, and $11,000 for working capital and to pay for unforeseen costs.  At this level of funding, we will be able to proceed with our planned operations, if at a slower rate.

In the event that we raise $30,000, or 50% of this Offering, we will use such funds as follows:  (i) $8,000 for legal and accounting fees, (ii) $7,000 for costs associated with being a reporting issuer, (iii) $6,000 for advertising and marketing, (v) $5,000 to design the web site and adapt the software, and (v) $2,000 for basic office expenses.  This level of funding will allow the Company to proceed with a limited version of our plan of operations and will slow our potential growth.

In the event that we raise $15,000, or 25% of the offering, we will use such funds as follows:  (i) $8,000 for legal and accounting fees, (ii) $7,000 for costs associated with being a reporting issuer.  At this level of funding, the funds raised will be dedicated to maintaining our reporting status.  We will need to locate additional forms of financing.

See the Use of Proceeds section beginning on page 19 for a more detailed discussion on the Company’s plan for the next 12 months.

Neither the Company, the Company’s officers and directors, any Company promoters, nor any of their affiliates intend for the company, once it is reporting, to be used as a vehicle for a private company to become a reporting company.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2013, or the JOBS Act.   As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We are also considered a "smaller reporting company,"  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements.  However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."

For more information, please see our Risk Factor entitled “As an “emerging growth company” under the Jumpstart our Business Startups Act (JOBS Act), we are permitted to rely on exemptions from certain disclosure requirements.”

Decision to Go Public

The Company’s officers and directors believe that potential investors are more inclined to invest in the Company if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides investors with update material information about the Company and the ability of the company’s investors to resell their shares through the facilities of the securities markets, assuming the Company finds a market maker in order to have it shares of common stock quoted on the OTC Bulletin Board or the OTCQX tier of the OTC Markets.  Our officers and director believe that the disadvantages of becoming a public company are the continuing reporting costs of being a reporting issuer under the Exchange Act and reluctance of persons qualified to serve as directors of the Company because of director’s exposure to possible legal claims.  Additional disadvantages include management’s lack of experience in the business of the Company as well as in running a public company, the Company’s status as a development stage company, and management’s limited amount of time that will be devoted to the Company.

The Offering

Following is a brief summary of this Offering.  Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the Offering.

Offering

Securities being Offered             3,600,000 shares of common stock: 2,400,000 shares which we are offering, and 1,200,000 shares which are being offered by the selling shareholders.  The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 360 days from the effective date of this prospectus.  The Company’s Offering will terminate on the earlier of the sale of all of the shares offered by the Company or 270 days after the date of the Prospectus, unless extended by our Board of Directors for an additional 90 days

Price per share                            The selling shareholders will sell their shares at a fixed price per share of $0.025 for the duration of this Offering.  All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.025 for the duration of the Offering.

Securities Issued and                  12,200,000 shares of common stock are issued and outstanding

Outstanding                                before the offering and 14,600,000 shares will be outstanding after the Offering, assuming all shares are sold.  However, if only 75%, 50%, or 25% of the shares being offered are sold, there will be 14,000,000, 13,400,000, or 12,800,000 shares outstanding, respectively.

Offering Proceeds                       $60,000 assuming 100% of the shares being sold. However, if only 75%, 50%, or 25% of the shares being offered are sold, the proceeds will be $45,000, $30,000, or $15,000, respectively.

Registration costs                        We estimate our total offering registration costs to be $13,000.  If we experience a shortage of funds prior to funding, our directors have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our directors have no formal commitment or legal obligation to advance or loan funds to the Company.

Our officers, directors, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our executive officers and directors will own 75.3% of our common stock.  However, if only 75%, 50%, or 25% of the Shares in this Offering are sold, our executive officers and directors will own 78.6%, 82.1%, or 85.9%, respectively.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature.  In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares.  Following are what we believe are material risks related to the Company and an investment in the Company.  Investors are urged to perform their own due diligence, with the help of their investment, accounting, legal and/or other professionals and to make an independent decision regarding an investment in the Shares.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Risks Associated With I IN THE SKY:

Our independent auditors have issued an audit opinion for I IN THE SKY which includes a statement describing our going concern status.  Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 3 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company.  This means there is substantial doubt we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business.  As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses which we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on July 15, 2013, and we have not fully developed our proposed business operations and have realized no revenues.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our net loss since inception to September 30, 2013, was $25,700, most of which is for professional fees in connection with this Offering.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•         Completion of this Offering,

•         Our ability to attract customers who will buy our services,

•         Our ability to generate revenue through the sale of our services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues.  We cannot guarantee that we will be successful in generating revenues in the future.  In the event the Company is unable to generate revenues, it may be required to seek additional funding.  Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company.  In the event the Company cannot generate revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

Because management does not have relevant experience in managing a software and electronic products company, our business has a higher risk of failure.

Our officers and directors do not have business experience specifically managing the manufacture and sale of electronic GPS equipment and associated software. Consequently, management will initially have to rely on the experience of third parties. There can be no assurance that they will be successful in obtaining adequate assistance or cooperation from third parties at a cost consistent with the resources of the Company.

We have no clients or customers and we cannot guarantee we will ever have any.  Even if we obtain clients or customers, there is no assurance that we will make a profit.

We have no clients or customers.  We have not identified any clients or customers and we cannot guarantee we will ever have any.  Even if we obtain clients or customers for our services, there is no guarantee that we will develop products and/or services that our clients/customers will want to purchase.  If we are unable to attract enough customers/clients to purchase services (and any products we may develop or sell) it will have a negative effect on our ability to generate sufficient revenue from which we can operate or expand our business.  The lack of sufficient revenues will have a negative effect on the ability of the Company to continue operations and it could force the Company to cease operations.

Some of our competitors have significantly greater financial and marketing resources than do we.

There exist in our industry many competitors that have significantly greater financial and marketing resources than do we. There are no assurances that our efforts to compete in the marketplace will be successful. We are a relatively late entry into a mature market for most GPS products. There can be no assurance that we will be able to develop a profitable niche in this market.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the shares offered by this Prospectus, no other source of capital has been identified or sought.  As a result we do not have an alternate source of funds should we fail to complete this Offering.  If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this Offering, we will be faced with several options:

1.   abandon our business plans, cease operations and go out of business;

2.   continue to seek alternative and acceptable sources of capital; or

3.   bring in additional capital that may result in a change of control.

In the event any of the above circumstances occur, you could lose a substantial part or all of your investment.  In addition, there can be no guarantee that the total proceeds raised in this Offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable.  As a result, you could lose any investment you make in our shares.

We possess minimal capital, which may severely restrict our ability to develop our services.  If we are unable to raise additional capital, our business will fail.

We possess minimal capital and must limit the amount of marketing we can perform with respect to our services.  We feel we require a minimum of $30,000 to provide sufficient capital to commence with operations and development of the business plan.  Our business plan contemplates the development of a website and associated software to allow clients to track objects of interest in real time.  Our limited marketing activities may not attract enough clients to generate sufficient revenue to operate profitably, expand our services, implement our business plan or continue operating our business.  Our limited marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations which could result in investors losing some or all of their investment in the Company.

If only 25% of the offering is sold, we would still incur expected professional (legal and accounting) fees of $15,000, which will have to be paid to maintain reporting status during the next 12 months.  We will not have any leftover funds to be applied to the development of our business.  Based on raising only 25% or $15,000, we will not be able to allocate any funds to advertising and marketing and would need to depend on loans from shareholders or officers to continue our operations. There is no assurance that such funds will be available.  This would seriously hinder the development of our business and our ability to generate revenues.  We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

Because Mr. Michael P. Staples and Mr. Joel Tweeten  (our officers and directors) have other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officers and directors have other outside business activities and will only be devoting approximately 10-20% of their time to our operations, our operations may be sporadic and occur at times which are inconvenient to Mr. Staples and Mr. Tweeten.  Mr. Staples will devote 10 hours per week and Mr. Tweeten will devote 10 hours per week. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

We are dependent upon our current officers.

We currently are managed by two officers and we are entirely dependent upon them in order to conduct our operations.  If they should resign or die, there will be no one to run I IN THE SKY, and the company has no Key Man insurance.  If our current officers are no longer able to serve as such and we are unable to find other persons to replace them, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Our business model may require the use of outside personnel, who may not be available when needed.

We will require the service of software programmers. We intend to obtain these services through software outsourcing companies operating in the United States. Software outsourcing companies contract with programmers in countries such as Pakistan, Malaysia, China, the Philippines, Israel, Ireland, Mexico, Russia and Chile. These countries offer low costs, well trained personnel with English language capabilities. The services of offshore programmers may be overseen by third party outsourcing companies whose performance is beyond our control. We cannot reliably predict if the services will be available as we need them.

There is a potential security risk using foreign programmers

We will make reasonable efforts to assure that the outsourcing companies have verifiable security procedures in place, however, by outsourcing we face the potential loss of control under which our software is developed. Without programmers of our own, we will rely on the integrity of the outsourcing company to examine source code to assure that there are no potential security risks.

Our controlling stockholders have significant influence over the Company.

As of September 30, 2013, Michael Staples, the Company’s Chief Executive Officer and Joel Tweeten the Company’s Secretary, combined own 90.2% of the outstanding common stock, which becomes 75.3% if all of the shares offered are sold.  As a result, Mr. Staples and Mr. Tweeten possess significant influence over our affairs.  Their stock ownership and relationships with members of our board of directors, of which Mr. Staples and Mr. Tweeten are the only two, may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock.

Two investors hold a controlling interest in our stock. As a result, the ability of minority shareholders to influence our affairs is extremely limited.

Two investors, our President and Secretary, own a controlling interest in our outstanding common stock.  As a result, they have the ability to control all matters submitted to the stockholders of I IN THE SKY for approval (including the election and removal of directors).  A significant change to the composition of our board could lead to a change in management and our business plan. Any such transition could lead to, among other things, a decline in service levels, disruption in our operations and departures of key personnel, which could in turn harm our business.

Moreover, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could materially and adversely affect the market price of the common stock.

Minority shareholders of I IN THE SKY will be unable to affect the outcome of stockholder voting as long as Mr. Staples and Mr. Tweeten retain a controlling interest.

Having only two directors limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only two directors, who are our principal executive officer and secretary. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. Securities Laws.

Our management lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002.  Our management has never been responsible for managing a publicly traded company.  Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis.  Our management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements including establishing and maintaining internal controls over financials reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is necessary to maintain our public company status.  If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment.

Because we are currently considered a “shell company” within the meaning of Rule 12B-2 pursuant to the Securities Exchange Act of 1934, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

We are currently considered a “shell company” as that term is defined in Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, in that we currently have nominal operations and nominal assets other than cash.  Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

As a result of our classification as a “shell company”, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144 promulgated pursuant to the Securities Act of 1933 so as not to be considered underwriters in connection with the sale of securities until one year from the date that we cease to be a “shell company.”  Additionally, as a result of our classification a shell company:

•         Investors should consider shares of our common stock to be significantly risky and illiquid investments.

•         We may not register our securities on Form S-8 (an abbreviated form of registration statement).

•         Our ability to attract additional funding to sustain our operations may be limited significantly.

We can provide no assurance or guarantee that we will cease to be a “shell company” and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares.  Accordingly, investors may not be able to sell our shares and lose their investments in the Company.

We do not expect to file a Form 8-A on a pre-effective basis.  Because our common stock is not registered under the Exchange Act, we will not be subject to the federal proxy rules and our directors, executive officers and 10% beneficial holders will not be subject to section 16 of the Exchange Act.  In addition, our reporting obligations under section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act on a pre-effective basis (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act).  As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.  In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act.  Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively.  Such information about our directors, executive officers, and beneficial holders will only be available through periodic reports and any registration statements on Form S-1 we file.  Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have a fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

Risks Associated With This Offering

The shares being offered are defined as “penny stock”, the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•         Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•         Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•         Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•         Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

•         The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

The shares offered by the Company through this offering will be sold without an underwriter, and we may be unable to sell any shares.

This Offering is being conducted on a “best-efforts” basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions.  They will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares.  Unless they are successful in selling all of the shares and receiving all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

Since there is no minimum for our offering, if only a few persons purchase shares they will lose their money immediately without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early and only share purchasers would be lost immediately.

You may not revoke your subscription agreement once it is accepted by the Company or receive a refund of any funds advanced in connection with your accepted subscription agreement and as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this offering as soon as the funds have been received and will retain broad discretion in the allocation of the net proceeds of the Company Offering. The precise amounts and timing of the Company’s use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company’s business strategy and accomplish the Company’s objectives. Accordingly, the Company’s business may fail and we will have to cease our operations. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock.  Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between I IN THE SKY or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our status as an “emerging growth company” under the JOBS Act of 2013 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company” , we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

As an “emerging growth company” under the Jumpstart our Business Startups Act (JOBS Act), we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•         have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•         comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•         submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•         disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

For as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We will remain an “emerging growth company” for up to five years, or until the earliest of: (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Act of 1934, which would occur if the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Notwithstanding the above, we are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.  If we are still considered a “smaller reporting company” at such time as we cease to be an “emerging growth company,” we will be subject to increased disclosure requirements.  However, the disclosure requirements will still be less than they would be if we were not considered either an “emerging growth company” or a “smaller reporting company.”  Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings ; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in its SEC filings due to its status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Say-on-pay:  Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the “say-on-pay”, “say-on-pay frequency” and “say-on-golden parachute” requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.  After cessation of emerging growth company status, if an issuer was an emerging growth company for less than two years after its initial public offering date, it must hold a say-on-pay vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth company.  Any other company that has ceased to be an emerging growth company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth company.  In addition, following cessation of emerging growth company status, a company will become subject to the say-on-pay-frequency and say-on-golden parachute provisions of Rule 14a-21 promulgated under the Exchange Act.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $13,000 cost of this Registration Statement to be paid from loans by our President, and not from the Company Offering.  Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $15,000 for the next 12-months.  Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs.  In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

Our officers and directors own 90.2% of the outstanding shares of our common stock.  After the completion of the Company Offering, they will beneficially own 75.3% of the outstanding shares, assuming all of the shares being offered by the Company are sold.  If they choose to sell their shares in the future, it might have an adverse effect on the price of our stock.

Due to the controlling amount of their share ownership in our Company, if our officers and directors decide to sell their shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution to the value of their stock.  Unless registered in the future, if our officers and directors decide to sell any of their common stock, they will be subject to Rule 144 under the 1933 Securities Act.  Rule 144 restricts the ability of a director or officer (affiliate) to sell shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

Additionally, we are currently considered a “shell company” as that term is defined in Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, in that we currently have nominal operations and nominal assets other than cash.  Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.  Please see the Risk Factor above regarding the inability to sell stock of shell companies under Rule 144.

Our Officers And Directors Currently Own 90.2% Of The Issued And Outstanding Stock And Will Continue to Control at least 75.3% Of The Company`s Issued And Outstanding Common Stock After The Company Offering assuming all the shares being offered by the Company are sold.

Presently, the Company’s Officers and Directors beneficially own 11,000,000 (90.2%) shares of the outstanding common stock of the Company.  Because of such ownership, investors in the Company Offering will have limited control over matters requiring approval by I IN THE SKY shareholders, including the election of directors.  Because there is no minimum amount required to be raised under the Company Offering, there is no guarantee that our current Shareholders, Officers and Directors will own less than a majority of the issued and outstanding shares after the completion or termination of this Offering.  Even if our current Officers and Directors do own less than a majority of our issued and outstanding shares of common stock following this Offering, they may still remain the single largest beneficial owner of our issued and outstanding shares of common stock.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.

Our directors and officers will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of their share ownership in our Company, our directors will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control.  Their interests may differ from the interests of other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

We Are Unlikely To Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB).  While DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which this registration statement becomes effective, our reporting obligations under section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this Offering. If we have less than 300 record shareholders, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this Offering.  Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under this registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year.  If we were to cease reporting, you will not have access to updated information regarding the Company’s business, financial condition and results of operation.

The market price of our shares would decline if the selling stockholders sell a large number of shares all at once or in blocks.

The selling stockholders are offering 1,200,000 shares of common stock through this Prospectus.  They must sell these shares at a fixed price of $0.025 for the duration of the Selling Shareholders’ offering.  Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline.  Moreover, the offer or sale of large numbers of shares at any price may have a depressive effect on the price of our common stock in any market that may develop.

Through this Prospectus, we are offering shares of common stock concurrent with the offering of common stock by certain selling shareholders, which could negatively impact our ability to sell shares and raise sufficient funds to execute our business plan.

The Company is offering for sale a maximum of 2,400,000 shares of common stock at a fixed price of $0.025 per share for the duration of the Offering, with no minimum number of shares that must be sold.

We will receive all of the proceeds from the sale of shares offered by the Company.  Certain selling shareholders will be offering 1,200,000 of our shares of common stock at a fixed price of $0.025 per share; we will receive no proceeds from the sale of shares by selling shareholders.

Potential investors will have the opportunity to purchase shares from either the Company or selling shareholders, which may negatively impact the appeal to potential investors in purchase the shares being offered by the Company.  If the Company does not sell sufficient shares under its Offering, its operations may cease.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation at Article Nineteen provide for indemnification as follows: " No director or officer will have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that Article Nineteen will not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes."  We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.  The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

USE OF PROCEEDS

The following table details the Company’s intended use of proceeds from the Company Offering, for the first twelve (12) months after successful completion of the Company Offering.  None of the expenditures itemized is listed in any particular order of priority or importance.  Since the Company does not intend to pay any Offering expenses from the proceeds from the Company Offering, and assuming that $60,000 (100%), $45,000 (75%), $30,000 (50%), or $15,000 (25%) of the Company Offering is sold, the net aggregate proceeds will be allocated as follows:

Expenditure Item**	100%	75%	50%	25%
Professional Fees, Fees, and other Costs associated with being a Public Company.	$15,000	$15,000	$15,000	$15,000
Website Design and Development*	6,000	6,000	4,000	-
Advertising and Marketing	6,000	6,000	4,500	-
Design Software and Web	5,000	5,000	4,500	-
Office and Miscellaneous Expenses	2,000	2,000	2,000	-
Working Capital	26,000	11,000	-	-
Total	$60,000	$45,000	$30,000	$15,000

There is no minimum amount we are required to raise in this Offering, all expenses associated with this Offering will be paid by the Company, and any funds received from the sale of stock by the Company will be immediately available to us.

* Since the web design and software adaptation are critical to our success, if we do not successfully sell 50% of the Company Offering, we will depend on other funding to complete the project, such as loans from our officers or shareholders.

**The above expenditures are defined as follows:

Professional Fees: Pertains to legal services and accounting fees that will be incurred by the company.

Costs Associated with being a Public Company: Pertains to filing fees associated with Edgar filings, stock transfer agent fees, and other miscellaneous fees.

Website Design and Development: Pertains to the payments that will be made to design and develop our website.

Advertising and Marketing: Pertains to the cost of advertising and marketing our services.

Design Software and Web Application: Pertains to the customizing the OpenGTSTM software and integrating it with the web site.

Office and Miscellaneous Expenses: These are the costs of operating our office including telephone services, mail, stationary, accounting, office supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

Working Capital: Pertains to the funds allocated to general working capital.

There is no assurance that we will be able to raise the entire $60,000 from the sale of stock by the Company under this Offering.  Therefore, the following details how we will use the proceeds if we raise only 75%, 50%, or 25% of this Offering:

If 75% of this Offering is sold, we estimate that this would provide sufficient capital to begin operations and develop our business plane. It may however place potential restraints on our ability to handle unforeseen expenses attributable to Working Capital and may require us to seek additional funding.

If only 50% of this Offering is sold, we estimate that this would provide sufficient capital to commence with operation and development of the business plan, but we would only be able to spend $6,500 to spend on advertising and marketing our services.  Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business.  Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If we raise less than 50% we will have difficulty in implementing our business plan.  Our expenses would be prioritized in order of importance and would affect how we allocate funds for developing the business.  If less than 50% is raised, we would be able to develop our website with less features and we would not be able to allocate any funds to advertising and marketing.

If only 25% of the Offering is sold, we would still incur expected professional (legal and accounting) fees of $15,000, which will have to be paid to maintain reporting status during the next 12 months.  We will not be able to apply funds to any other areas of developing our business, such as advertising and marketing.  This would seriously hinder the development of our business and our ability to generate revenues.  We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

If we do not raise sufficient funds to cover professional fees, estimated to be $15,000 for the first 12 months, we would not be able to remain reporting with the SEC, and therefore we would not be able to obtain an OTCBB quotation.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $60,000 in this Offering from the shares offered by the Company.  The offering price bears no relationship to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

•	our lack of operating history
•	the proceeds to be raised by the offering
•	the amount of capital to be contributed by purchasers in this offering in proportion to
•	the amount of stock to be retained by our existing Stockholders, and
•	our relative cash requirements.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of shares of our common stock held by our existing stockholders.

As of September 30, 2013, the net tangible book value of our shares of common stock was approximately $(13,500) or $(0.001) per share based upon 12,200,000 shares outstanding.

	100% (2,400,000 Shares)	75% (1,800,000 Shares)	50% (1,200,000 Shares)	25% (600,000 Shares)
Net Tangible Book Value Per Share Prior to Stock Sale	$(0.001)	$(0.001)	$(0.001)	$(0.001)
Net Tangible Book Value Per Share After Stock Sale	$0.003	$0.002	$0.001	$0.000
Increase in net book value per share due to stock sale	$0.004	$0.003	$0.002	$0.001
Dilution (subscription price of $0.025 less NBV per share) to purchasing shareholders	$0.022	$0.023	$0.024	$0.025

SELLING SECURITY HOLDERS

The selling shareholders named in this Prospectus are offering 1,200,000 shares of the common stock offered through this Prospectus.  The shares were awarded for services in August 2013, under an offering exempt from registration as provided under Section 4(2) of the Securities Act of 1933, as amended, to persons or entities personally known to our President and who provided assistance in founding the Company and developing its business plan.

The following table provides as of September 30, 2013, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.         The number of shares owned by each prior to this Offering;

2.         The total number of shares that are to be offered for each;

3.         The total number of shares that will be owned by each upon completion of the Offering;

4.         The percentage owned by each; and

5.         The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported.  In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this Prospectus and do not purchase additional shares of common stock.  The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 12,200,000 shares outstanding as of the date of this prospectus.

Name of Selling Shareholder	Shares owned Prior To This Offering	Total of Shares Offered For Sale	Total Shares After Offering	Percent Owned After Offering
PB Capital LC(1)	600,000	600,000	0	0
Clark Nichols(1)	500,000	500,000	0	0
Dale Hensel(1)	100,000	100,000	0	0

(1)   These shareholders have received shares for providing the following services to the Company: (a) supplier information about GPS equipment manufacturers, (b) marketing ideas that the Company may adopt to sell its products, including website design proposals, (d) critique of our business plan, and (d) introductions to experts to help the Company become a public company.

Except as disclosed above, none of the selling shareholders:

1.         Has had a material relationship with the Company or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or

2.         Are broker-dealers or affiliates of broker dealers; or

3.         Has ever been an officer or director of I IN THE SKY

PLAN OF DISTRIBUTION

Shares Offered by the Company will be Sold by Our Officers and Directors

This is a self-underwritten (“best-efforts”) Offering.  This Prospectus is part of a prospectus that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Michael Staples and Joel Tweeten, our officers and directors, will sell the shares and intend to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer, may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

a.       Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.      Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.       Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.      Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Shares Offered by the Selling Shareholders

The selling shareholders have not informed us of how they plan to sell their shares.  However, they may sell some or all of their common stock in one or more transactions:

1.                  on such public markets or exchanges as the common stock may from time to time be trading;

2.                  in privately negotiated transactions; or

3.                  in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $0.025.  The price of $0.025 per share is a fixed price for the duration of the offering. The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 360 days from the effective date of this prospectus.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers.  I IN THE SKY will apply to have its shares of common stock quoted on the OTC Bulletin Board immediately after the date of this Prospectus.  We anticipate once the shares are quoted on the OTC Bulletin Board, the selling shareholders will sell their shares directly into any market created.  Selling shareholders will offer their shares at a fixed price of $0.025 per share for the duration of this Offering.  Selling shareholders may also sell in private transactions.  We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market.  The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold, and may vary, depending on the broker-dealer’s fee schedule, the size of the transaction and other factors.  The separate costs of the selling shareholders will be borne by the shareholder.  The selling shareholders will, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them will be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them will be deemed to be underwriting commissions under the Securities Act.  In the event any selling shareholder engages a broker-dealer to distribute their shares, and the broker-dealer is acting as underwriter, we will be required to file a post-effective amendment containing the name of the underwriter.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares are deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.  In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Because selling shareholders are deemed to be underwriters within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  The selling shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock.  In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution.  To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unrestricted shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this Prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

If the Company’s common shares are quoted for trading on the OTC Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock”.  For the purposes relevant to I IN THE SKY, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade.  The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares will be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because the selling shareholders will be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling shareholders and any other persons who are involved in the distribution of the shares of common stock pursuant to this Prospectus.

We are bearing all costs relating to the registration of the common stock.  While we have no formal agreement to provide funding with our directors, they have verbally agreed to advance additional funds in order to complete the registration statement process.  Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

Terms of the Offering

The Shares offered by the Company will be sold at the fixed price of $0.025 per share until the completion of this Offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this Prospectus) and continues for a period of 270 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will not receive any proceeds from the sale of any of the 1,200,000 shares by the selling shareholders.  We will be selling all of the 2,400,000 shares of common stock we are offering as a self-underwritten Offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to “I IN THE SKY”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 74,000,000 shares of common stock, par value $0.001 per share and 1,000,000 shares of preferred stock, par value $0.001.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  All shares of Common Stock now outstanding are fully paid for and non‑assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and non‑assessable.  Reference is made to the Company’s Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.  After this Offering is completed (assuming the entire 2,400,000 shares are sold and none of the selling shareholders sell their shares), the present stockholders will own 83.6% of our outstanding shares and the purchasers in this Offering will own 16.4%.  If 75%, 50%, or 25% (1,800,000, 1,200,000, or 600,000) shares are sold, the present stockholders will own 87.1%, 91.0%, or 95.3% of our outstanding shares, respectively and the purchasers in this Offering will own 12.9%, 9.0%, or 4.7%, respectively.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited statements for the period from inception (July 15, 2013) through September 30, 2013 are included in this prospectus. Messineo & Co, CPAs LLC, 2471 N McMullen Booth Rd. Ste. 302, Clearwater, FL  33759-1362 has audited our September 30, 2013, statements. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Parsons/Burnett/Bjordhal/Hume, LLP, 1850 Skyline Tower, 10900 NE 4th Street, Bellevue, WA 98004 has passed upon the validity of the Shares being offered and certain other legal matters and is representing us in connection with this Offering.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

I IN THE SKY was incorporated in the State of Nevada on July 15, 2013, and our fiscal year end is September 30.  The Company's administrative address is, 1315 5th Street South, Hopkins MN 55313. The telephone number is: (952) 278-9912.

I IN THE SKY has no revenues, and has only limited cash on hand.  We have sustained losses since inception and have relied solely upon the sale of our securities and loans from our corporate officers and directors for funding.

I IN THE SKY has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding.  I IN THE SKY, its directors, officers, affiliates and promoters, have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Principal Products, Services and Their Markets

I IN THE SKY plans to manufacture (OEM) and market low cost GPS tracking devices and software to businesses and families.  OEM is an acronym for “original equipment manufacturer.”  OEMs are not actually the "original manufacturer" of the equipment, but are a company that has a relationship with the original manufacture to resell that manufacturer's product under its own name and branding.

The Global Positioning System (GPS) is a space-based satellite navigation system that provides location and time information in all weather conditions, anywhere on or near the Earth where there is an unobstructed line of sight to four or more GPS satellites. The system provides critical capabilities to military, civil and commercial users around the world. It is maintained by the United States government and is freely accessible to anyone with a GPS receiver.

“The GPS space segment consists of a constellation of satellites transmitting radio signals to users.  The United States Air Force manages the constellation to ensure the availability of at least 24 GPS satellites 95% of the time.  For the past several years, the Air Force has been flying 31 operational GPS satellites, plus 3-4 decommissioned satellites ("residuals") that can be reactivated if needed.” (http://www.gps.gov/systems/gps/space/)

Our goal is to build on the experience of our founder as a consumer of GPS equipment used in managing his fleet of vehicles in his construction business, Braxton Hancock & Sons, Inc.  While researching equipment options for his construction business, he became aware of a wide range of devices, including, solar powered GPS devices, that may have application in GPS services offered to businesses and families.  The Company intends to make GPS tracking services affordable on a long term or short term subscription basis. GPS technology has matured to the point that devices and circuit boards manufactured offshore have been reduced to commodity status and can be purchased in volume at low prices.

Integration of the GPS tracking network with fuel tank level sensors allows users to track the level of any moving liquid: diesel, gasoline, water, liquefied gas, milk, etc. in moving tanks on trucks or railway cars.

Other applications of GPS technology not involving tracking allow users to determine their locations for travel or navigational purposes.

The Company’s initial sales efforts will focus on its Internet site and secondarily on distributors in countries outside the United States and Canada.

Status of Publicly Announced New Products or Services

I IN THE SKY currently has no new publicly announced products or services.

Competitive Business Conditions and Strategy; I IN THE SKY’s Position in the Industry

I IN THE SKY intends to establish itself as a competitive company in the market for personal GPS services.  I IN THE SKY’s main competitors are firms offering similar services.  The barrier to entry is low for this industry, and there are many competitors that offer GPS tracking services.

Outsourcing of Software Programmers.

I IN THE SKY plans to hire independent sub-contractors (programmers and web site developers) to customize the public domain software (OpenGTS™) that will be the foundation to our software to display the data sent by GPS tracking units.  We believe that these services may be obtained at competitive prices from software outsourcing companies operating in the United States; however we may encounter good programmers at competitive rates within the United States.  At this time we have no arrangements with any vendors or third parties to obtain hardware, or programming.

Patents, Trademarks, Licenses, Agreements or Contracts

There are no aspects of our business plan which require a patent, trademark, or product license. We have not entered into any vendor agreements or contracts that give or could give rise to any obligations or concessions.

OpenGTSTM is licensed under the Apache Software License, version 2.  Under the terms of this license, anyone may freely download and distribute its tools and information.  The Copyright License states: “Subject to the terms and conditions of this License, each Contributor hereby grants to You a perpetual, worldwide, non-exclusive, no-charge, royalty-free, irrevocable copyright license to reproduce, prepare Derivative Works of, publicly display, publicly perform, sublicense, and distribute the Work and such Derivative Works in Source or Object form.”

GPS Software

Software for our products relies on open source software OpenGTS™ ("Open GPS Tracking System") which is well developed and generally bug free.  Because it is open source, it is also easily available to our competitors and others.

OpenGTS supports the data collection and storage of GPS Tracking and Telemetry data from remote devices.  It includes the following set of features:

  Web-based authentication: Each account can support multiple users, and each user has its own login password and controlled access to sections within their account.

  GPS tracking device independent: Devices from different manufacturers can be tracked simultaneously.  With custom coding, other devices, including devices that we may design, can also be integrated into a system.

  Customizable web-page decorations: The look and feel of the tracking web site can easily be customized to fit our motif.

  Customizable mapping service: OpenGTS  comes with support for OpenLayers/OpenStreetMap  in addition to support for Google Maps, Microsoft Virtual Earth, and Mapstraction  (which provides mapping support for MultiMap, Map24, MapQuest, and more).  Within the OpenGTS  framework, other mapping service providers can also easily be integrated.
  Customizable reports: Using an internal XML-based reporting engine, detail and summary reports can be customized to show historical data for a specific vehicle, or for the fleet.
  Customizable geofenced areas: Custom geofenced areas (geozones) can be set up to provide arrival/departure events on reports.  Each geozone can also be named to provide a custom 'address' which is displayed on reports when inside the geozone (for instance "Main Office").
  Operating system independent: OpenGTS  is written in Java, using technologies such as Apache Tomcat for web service deployment, and MySQL  for the datastore.  As such, OpenGTS  will run on any system that supports these technologies (including Linux, Mac OS X, FreeBSD, OpenBSD, Solaris, Windows XP, Windows Vista, Windows 20XX, and more).

i18n Compliant: OpenGTS  is i18n  compliant and supports easy localization (L10N) to languages other than English.  Languages supported currently include Dutch, English, French, German, Greek, Hungarian, Italian, Portuguese, Romanian, Russian, Slovak, Spanish, Serbian, and Turkish. I18N (internationalization) guidelines are programming protocols that facilitate writing computer applications that are more useful for speakers of other languages.

GPS Hardware

Off-the-shelf GPS hardware is widely available from many manufacturers, principally from China, and compatible with our intended software and network platforms.  Such devices are relatively low cost and readily available, which will permit us to roll out our web based platform without the need to develop our own hardware until such time that we have the resources to pursue other technologies.

Governmental Controls, Approval and Licensing Requirements

Our devices emit electromagnetic radiation in the radio spectra controlled by cellular telephone networks. We interface with these networks via various modulation techniques including GSM, CDMA and LTE.  Consequently we are required to adhere to the licensing requirements of the public carrier but not a governmental agency.  Our radio receivers receive signal from Geosynchronous Satellites maintained by several governments, principally Russia and the United States, and are not subject to regulation or licensure.  We currently do not plan to offer devices compatible with the Russian GLONASS system because of on-going difficulties in maintaining their satellite system and replacement satellites.

Research and Development Activities and Costs

We have spent no time on specialized research and development activities, and have no plans to undertake any research or development in the future.

Number of Employees

I IN THE SKY has no employees.  The officers and directors are donating their time to the development of the Company, and intend to do whatever work is necessary in order to bring us to the point of earning revenues.  We have no other employees, and do not foresee hiring any additional employees in the near future.  We will be engaging independent contractors and sub-contractors to design and develop our website, manage our internet marketing efforts.

Plan of Operation

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word “believe,” “anticipate,” “expect” and words of similar import.  These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected.  The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that actual results may differ materially from those in the forward-looking statements.  Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus.  Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions.  The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus.  The Company's actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses.  This is because we have not generated any revenues and no sales are yet possible.  There is no assurance we will ever reach this point.  Accordingly, we must raise sufficient capital from sources.  Our only other source for cash at this time is investments by others.  We must raise cash to stay in business.  In response to these problems, management intends to raise additional funds through public or private placement offerings.  At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to this Offering.

I IN THE SKY is a development stage company that has no active operations, no revenue, no financial backing and limited assets.  Our plan is to develop a web based low cost GPS tracking network.

During the first year of operations, the 12 month period from the date of this Prospectus, I IN THE SKY will concentrate on finding the required investment capital, apply to get its common stock listed on an Over-the-Counter Bulletin Board, finalize our I in the Sky website, seek initial hardware vendors, and customize our software and network platforms.  We hope to realize revenues 6 months after completion of this Offering.

Following completion of our Offering, we will immediately work to finalize construction of our dedicated website (http://iskynetwork.com/).  We currently do not have funds available to contract out the development of the website structure and layout until we complete our Offering and have budgeted funds to do so.  To date we have only registered the domain name iskynetwork.com.

In the twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations:

(1)   In the first and second months after completion of our offering if the maximum number of shares is sold, we plan contract with independent programmers to customize our software to the web site.

(2)   In the third and fourth months after completion of our offering, we plan test the web site and start test marketing.

(3)   In the fifth and sixth months after completion of our offering, we plan begin servicing initial clients and testing international payment systems.

(4)   In the seventh and eight months after completion of our offering we plan to start video marketing via the web site and via social media sites.

(5)   In the ninth and tenth months after completion of our offering, we plan to begin discussions with OEM manufacturers and exploring exporting our own branded hardware to foreign markets.

(6)   In the eleventh and twelfth months after completion of our offering, we hope to

We have identified several cost effective firms that demonstrate an ability to assist us with search engine optimization (SEO).  We expect our Internet marketing efforts including SEO will enable potential customers to quickly find us by using popular search engines such as Google® and Bing®.

We anticipate that the design and development of the website will take approximately three months and we have allocated the amounts in the below chart, under Description of Expenditures, indicating costs for the website based on how much we raise from our Offering. .  We will begin our internet marketing efforts immediately upon the completion and launch of our website.

In the event that we are unable to raise sufficient funds from our Offering, we will endeavor to proceed with our plan of operation by locating alternative sources of financing.  Although there are no written agreements in place, a form of alternative financing that may be available to us is self-financing through contributions from the officers and directors.  While the officers and directors have indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and I IN THE SKY.

During the first year of operations, our officers and directors will also provide their labor at no charge.  We do not anticipate hiring any staff during the first 12 months of operation, and will rely on the services of outside contractors for the design and development of our website and for labor on our software development.

Although we do not anticipate pre-filing to register under the Exchange Act. when we become a public entity and if we become subject to the reporting requirements of the Exchange Act, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements.  We estimate that these accounting, legal and other professional costs would be a minimum of $15,000 in the next year and will be higher, in the following years, if our business volume and activity increases.  Increased business activity could greatly increase our professional fees for reporting requirements and this could have a significant impact on future operating costs.  The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will depend on how fast we can generate sales revenue.

At present, our President has agreed to loan us sufficient funds to complete our Offering.  If we do not raise sufficient funds to proceed with the implementation of our business plan, we may have to find alternative sources of funds, like a second public offering, a private placement of securities, or loans from our officers or third parties (such as banks or other institutional lenders).  Equity financing could result in additional dilution to then existing shareholders.  If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue to maintain, develop or expand our operations.

Reports to Security Holders

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports and other electronic information regarding I IN THE SKY and filed with the SEC at http://www.sec.gov.

DESCRIPTION OF PROPERTY

I IN THE SKY’s principal business and corporate address is 1315 5th Street South, Hopkins MN 55313. Phone: (952) 278-9912.  The space is being provided by management on a rent free basis.  We have no intention of finding, in the near future, another office space to rent during the development stage of the company.

I IN THE SKY does not currently have any investments or interests in any manufacturer of GPS devices.  We will rely on our founder to identify devices and technology consistent with our business objectives.  The solar GPS device to which we have referred is well known to our founder but neither he nor the Company have any contractual arrangement with the inventor(s) or manufacturers thereof.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Of the 12,200,0000 shares of common stock outstanding as of October 15, 2013, 10,000,000 shares were owned by Mr. Staples and 1,000,000 shares by Mr. Tweeten and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus, we have five (5) stockholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

All 12,200,000 of the presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period, provided the Company is current in its reporting obligations under the Exchange Act, and subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Our officers and directors own 11,000,000 restricted shares, or 90.2% of the outstanding common stock.  When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop.

Rule 144 is not available for either a reporting or non-reporting shell company unless the company: (1) has ceased to be a shell company; (2) is subject to the Exchange Act reporting obligations; (3) has filed all required Exchange Act reports during the preceding twelve months; and (4) at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

Reports

Following the effective date of this Registration Statement we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.  We do not expect to file a Form 8-A on a pre-effective basis. Because we will not be registered under the Exchange Act, our reporting requirements will be limited.  Under Section 15(d) of the Exchange Act, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year this registration statement becomes effective.  Additionally, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registration and we may not have an ongoing periodic reporting obligation, depending on our number of shareholders.

Transfer Agent

Our Transfer Agent is:

Action Stock Transfer Corp.
2469 E. Fort Union Blvd, Ste 214
Salt Lake City, UT 84121

(801) 274-1088 office
(801) 274-1099 fax

FINANCIAL STATEMENTS AND SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

From Inception (July 15, 2013) to September 30, 2013

Total expenses	$25,700
Operating revenue	$-
Net loss from continuing operations	$25,700
Cash raised by financing activities	$10,000
Cash used in operating activities	$10,000
Cash and cash equivalents on hand	$-
Net loss per common share: Basic and Diluted	$(0.00)
Weighted average number of common shares outstanding:
Basic and diluted	7,558,720
Cash dividends declared per common share	$-
Property and equipment, net	$-
Long-term debt	$-
Stockholders’ deficit	$(13,500)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of I IN THE SKY

We qualify as an “emerging growth company” under the JOBS Act.  As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.  For so long as we are an emerging growth company, we will not be required to:

•         have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•         comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•         submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•         disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Results of Operations

We have generated no revenues since inception (July 15, 2013) and have incurred $25,700 in expenses through September 30, 2013.

The following table provides selected financial data about our company for the period ended September 30, 2013.

Balance Sheet Data:	September 30,
2013
Cash	$-
Total assets	$-
Total liabilities	$13,500
Stockholders’ deficit	$(13,500)

Description of Expenditures

The following chart details our budget for expenditures for the twelve month period following commencement of this Offering.  It is based on the assumption that we will raise the entire $60,000 (100%), $45,000 (75%), $30,000 (50%), or $15,000 (25%) of the funds that we seek from our Offering.

Expenditure Item**	100%	75%	50%	25%
Professional Fees	$ 15,000	$ 15,000	$ 15,000	$ 15,000
Website Design and Development	6,000	6,000	4,000	-
Advertising and Marketing	6,000	6,000	4,500	-
Design Software and Web Application	5,000	5,000	4,500	-
Office and Miscellaneous Expenses	2,000	2,000	2,000	-
Working Capital	26,000	11,000	-	-
Total	$ 60,000	$ 45,000	$ 30,000	$ 15,000

There is no minimum amount we are required to raise in this Offering and any funds received will be immediately available to us.

**The above expenditures are defined as follows:

Professional Fees: Pertains to legal services and accounting fees that will be incurred by the company.

Website Design and Development: Pertains to the payments that will be made to design and develop our website.

Advertising and Marketing: Pertains to the cost of advertising and marketing our services.

Design Software and Web Application: Pertains to customizing OpenGTSTM   and the OpenGTSTM   Fleet Tracking System Traccar (GPS fleet tracking solution) software.

Office and Miscellaneous Expenses: These are the costs of operating our office including telephone services, mail, stationary, accounting, office supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

Working Capital: Pertains to the funds allocated to general working capital.

There is no assurance that we will be able to raise the entire $60,000 with this Offering.  Therefore, the following details how we will use the proceeds if we raise only 75%, 50%, or 25% of this Offering:

If 75% of this Offering is sold, we estimate that this would provide sufficient capital to begin operations and develop our business plane. It may however place potential restraints on our ability to handle unforeseen expenses attributable to Working Capital and may require us to seek additional funding.

If only 50% of this Offering is sold, we estimate that this would provide sufficient capital to commence with operation and development of the business plan, but we would only be able to spend $6,500 to spend on advertising and marketing our services.  Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business.  Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If we raise less than 50% we will have difficulty in implementing our business plan.  Our expenses would be prioritized in order of importance and would affect how we allocate funds for developing the business.  If less than 50% is raised, we would be able to develop our website with the less features and we would not be able to allocate any funds to advertising and marketing.

If only 25% of the offering is sold, we would still incur expected professional (legal and accounting) fees of $15,000, which will have to be paid to maintain reporting status during the next 12 months.  We will not be able to apply funds to any other areas of developing our business, such as, we will not be able to allocate any funds to advertising and marketing.  This would seriously hinder the development of our business and our ability to generate revenues.  We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

If we do not raise sufficient funds to cover professional fees, estimated to be $15,000 for the first 12 months, we would not be able to remain reporting with the SEC, and therefore we would not be able to obtain an OTCBB quotation.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance.  We are a development stage company and have not generated revenues from operations.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we do not have enough cash on hand to cover the completion of our Offering.

While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and I IN THE SKY.  During the first year of operations, our officers and directors will also provide their labor at no charge.

If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months.  There are also no plans or expectations to acquire or sell any plant or plant equipment in the first year of operations.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from our Offering.  We cannot guarantee that we will be able to sell all the shares.  If we are successful, the money raised will be applied to the items set forth in this plan of operations.

Our officers have agreed to advance funds as needed until the public offering is completed or failed.  While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

Our President has verbally agreed to provide us with the ability to pay for the expenses related to this Offering.  Currently we do not have sufficient capital to fund our business development.  Per the Use of Proceeds section, we are attempting to raise $60,000, from this Offering.  However, if we raise $30,000, we feel this is sufficient to develop the business for the next 12 months.  If we are only able to raise $15,000, from the Offering, then we feel this will be sufficient for the next 12 months to cover professional fees.

During the period, our President advanced the Company $10,000 for operating expenses. As of September 30, 2013 the Company was obligated to him for this non-interest bearing demand loan with a balance of $10,000. The Company plans to pay the loan back as cash flows become available.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Application of Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company, we are not required to provide information pursuant to this item.

DIRECTORS AND EXECUTIVE OFFICERS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of our officers is appointed by the board of directors (the “Board”) to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Michael Staples 1315 5th Street South Hopkins MN 55313	66	President, Chief Executive Officer (CEO), Chief Financial Officer (CFO), Treasurer, and Director

Joel Tweeten 1315 5th Street South Hopkins MN 55313	59	Secretary and Director

Michael Staples has held the position of Director since July 15, 2013, and the positions of President, CEO, CFO, treasurer since July 17, 2013.  Joel Tweeten has held the position of Director since July 15, 2013, and the position of secretary since July 17, 2013.  The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders.  The officers and directors set forth herein are our only officers, directors, promoters and control persons, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Michael Staples, the President, CEO, CFO, Treasurer and Director of the Company, currently devotes up to 10 hours per week to Company matters.  Joel Tweeten, our Secretary and Director, currently devotes up to 8-10 hours per week to Company matters.  After receiving funding per our business plan, Mr. Staples will continue to devote 10 hours of his time to manage the affairs of the Company, and will increase such hours as required.  Mr. Tweeten will continue to devote 8-10 hours per week of his time to manage the affairs of the Company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Background Information about Our Officers and Directors

Michael Staples

Mr. Staples is the founder, President, and CEO of Braxton Hancock & Sons, Inc., (“Braxton”), a private construction company located in Hopkins, Minnesota.  He founded the company in 1980 and has been its President, CEO, and controlling shareholder since its founding.

Joel Tweeten

For the past five years, Mr. Tweeten has been employed by Braxton.  He is also the President and CEO of Able Executive Management Services, Inc. (“Able”), a privately held accounting, payroll, and administration company based in Minneapolis, Minnesota.  Braxton is a client of Able.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former director or executive officer of our Company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacated; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

The following table sets forth for the period from inception (July 15, 2013) to the period ended September 30. 2013, the compensation awarded to, paid to, or earned by, our officers and directors.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation	Total ($)

Joel Tweeten, Secretary	2013	0	0	0	0	0	0	1,000(1)	1,000

Michael Staples, President, CEO, CFO, Treasurer	2013	0	0	0	0	0	0	10,000(1)	10,000

(1)   Mr. Tweeten received 1,000,000 shares for compensation of $1,000 and Mr. Staples received 10,000,000 shares for compensation of $10,000, as compensation for services rendered.

Currently, none of our officers and/or directors is being compensated for his services during the development stage of our business operations, and none is considered to be an employee of the Company.

We have not paid any salaries in 2013, and we do not anticipate paying any salaries at any time in 2013.  We will not begin paying salaries until we have adequate funds to do so.

Any out-of-pocket expenses incurred by our officers and directors shall accrue as a liability of the Company and shall be reimbursed when sufficient funds are available.  In the future we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.  Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer’s responsibilities following a change in control.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.  The officers are not considered to be employees.

Compensation of Directors

Our directors have not received any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the period ended September 30, 2013, there were no other arrangements between us and our directors that resulted in our making payments to our directors for any services provided to us by them as director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

Common	Michael Staples	10,000,000	82.0%

Common	Joel Tweeten	1,000,000	8.2%

Common	Directors and Officers as a Group (2 individuals)	11,000,000	90.2%

(1)   The persons named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

(2)   Each shareholder owns his or her shares directly.

(3)   Based on 12,200,000shares issued and outstanding as of October 15, 2013.

Future sales by existing stockholders

A total of 10,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act.  As we are a “shell company,” Rule 144 would not be available for the resale of restricted securities by our stockholders until we have complied with the requirements of Rule 144(i).  Shares purchased in this Offering, which will be immediately resalable, and sales of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

On August 12, 2013, 10,000,000 shares of I IN THE SKY’s common stock were issued to Michael Staples, an officer of the Company, at the price of $0.001 per share for services valued at $10,000.  On August 12, 2013, 1,000,000 shares of I IN THE SKY’s common stock were issued to Joel Tweeten, an officer and director of the Company, at a price of $0.001 per share for services valued at $1,000.

Shareholder loan

From the inception of the Company (July 15, 2013) until September 30, 2013, there was a shareholder loan to the Company in the amount of $10,000 payable to Mr. Staples.   Under the terms of the loan, the Company is obligated to pay to Mr. Staples the principal amount of $10,000 on or before December 31, 2014, unless extended by the parties.  The loan is non-interest bearing and therefore will not accrue interest for the duration of the loan.  Mr. Staples and Mr. Tweeten are founders and therefore may be considered promoters, as that term is defined in Rule 405 of Regulation C.

Director Independence

Our Board of Directors has determined that it does not have a member that is “independent” as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Exchange Act.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Company’s Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

FINANCIAL STATEMENTS

The following financial statements are included herewith:

•        Audited Financial Statements for the period from Inception (July 15, 2013) to the period ended September 30, 2013

I IN THE SKY INC.

(A Development Stage Company)

Financial Statements

For the Period Ended September 30, 2013:

Messineo & Co, CPAs, LLC 2471 N McMullen Booth Rd Ste. 302 Clearwater, FL 33759-1362 T: (727) 421-6268 F: (727) 674-0511

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

I IN THE SKY INC.

Hopkins, MN

We have audited the accompanying balance sheet of I IN THE SKY INC. (a development stage company) as of September 30, 2013 and the related statement of operations, stockholders’ deficit and cash flows for the period from July 15, 2013 (date of inception) through September 30, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of I IN THE SKY INC. (a development stage company) as of September 30, 2013 and the results of its operations and its cash flows for the period from July 15, 2013 (date of inception) through September 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred a loss, has not emerged from the development stage, and may be unable to raise necessary equity to implement its’ business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Messineo & Co, CPAs LLC

Clearwater, Florida

October 23, 2013

I IN THE SKY INC.
(A Development Stage Company)
Balance Sheet

September 30,
2013

ASSETS

Current Assets
Cash and cash equivalents	$-
Total current assets	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$3,500
Note payable - related party	10,000
Total current liabilities	13,500

TOTAL LIABILITIES	13,500

COMMITMENTS AND CONTINGENCIES (NOTE 7)	-

STOCKHOLDERS' DEFICIT
Preferred stock, 1,000,000 shares authorized; par value $0.001, none issued and outstanding	-
Common stock, 74,000,000 shares authorized; par value $0.001, 12,200,000 shares issued and outstanding	12,200
Deficit accumulated during the development stage	(25,700)
Total Stockholders' Deficit	(13,500)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-

The accompanying notes to the financial statements are an integral part of these statements.

I IN THE SKY INC.
(A Development Stage Company)
Statement of Operations

July 15, 2013
(inception) through
September 30,
2013

REVENUE	$-

OPERATING EXPENSES
General and administrative	11,000
Professional fees	14,700
Total Operating Expenses	25,700

Net loss from operations	(25,700)

Other Income and Expense	-

Provision for income taxes	-

Net Loss	$(25,700)

Basic loss per share	$(0.00)

Weighted average number of shares outstanding	7,558,720

The accompanying notes to the financial statements are an integral part of these statements.

I IN THE SKY INC.
(A Development Stage Company)
Statement of Stockholders' Deficit
Period From July 15, 2013 (Inception) to September 30, 2013

	Common Stock		Additional Paid in	Deficit Accumulated During the Development	Total Stockholders’
	Number of Shares	Amount	Capital	Stage	Deficit

Balance as of July 15, 2013 (Inception)	-	$-	$-	$-	$-

Founders' shares issued at $0.001 per share	11,000,000	11,000	-	-	11,000
Shares issued for services at $0.001 per share	1,200,000	1,200	-	-	1,200
Net loss	-	-	-	(25,700)	(25,700)

Balance, September 30, 2013	12,200,000	$12,200	$-	$(25,700)	$(13,500)

The accompanying notes to the financial statements are an integral part of these statements.

I IN THE SKY INC.
(A Development Stage Company)
Statement of Cash Flows

July 15, 2013
(Inception) Through
September 30,
2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(25,700)
Adjustments to reconcile net loss to net cash used by operating activities:
Non-cash compensation expense	12,200
Changes in operating activities:
Accounts payable and accrued liabilities	3,500
Net cash used in operating activities	(10,000)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Note payable - related party	10,000
Net Cash Provided by Financing Activities	10,000

Net decrease in cash and cash equivalents	-

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	-

Supplemental Cash Flow Disclosure:
Cash paid for interest	$-
Cash paid for income taxes	$-

Non-cash financing activities:
Common stock issued for services	$12,200

The accompanying notes to the financial statements are an integral part of these statements.

I IN THE SKY INC.

(A Development Stage Company)

Notes to the Financial Statements

For the period July 15, 2013 (date of inception) through September 30, 2013

NOTE 1 -  ORGANIZATION AND DESCRIPTION OF BUSINESS

I IN THE SKY INC. (the “Company”) is a Nevada corporation incorporated on July 15, 2013.  It is based in Hopkins, MN, USA.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is September 30.

The Company is a development stage company that intends to manufacture and market low cost GPS tracking devices and software to businesses and families. To date, the Company’s activities have been limited to its formation and the raising of equity capital.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is a development stage company as defined by section ASC 915, “Development Stage Entities.”  The Company is still devoting substantially all of its efforts to establishing the business, and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had no cash and cash equivalents as of September 30, 2013.

Net Loss Per Share of Common Stock

The Company has adopted ASC Topic 260, “Earnings per Share,” (“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic earnings per share, from July 15, 2013  (Inception) to September 30, 2013:

Net loss	$(25,700)

Weighted average common shares issued and
outstanding (Basic and Diluted)	7,558,720

Net loss per share, Basic and Diluted	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables that it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Share-based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

We issued 600,000 common shares at $0.001 per share, to consultants, for the period ended September 30, 2013.

Research and Development

The Company does not engage in research and development as defined in ASC Topic 730, “Accounting for Research and Development Costs.”

Advertising Costs

The Company follows ASC 720, “Advertising Costs,” and expenses costs as incurred.  No advertising costs were incurred for the period ending September 30, 2013.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.  There were no related party transactions for the period ending September 30, 2013.

Commitments and Contingencies

The Company follows ASC 450-20, “Loss Contingencies,” to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies as of September 30, 2013.

Revenue Recognition

The Company will recognize revenue from the sale of products and services in accordance with ASC 605,“Revenue Recognition.”  No revenue has been recognized since inception.  However, the Company will recognize revenue only when all of the following criteria have been met:

i)         Persuasive evidence for an agreement exists;

ii)        Service has been provided;

iii)       The fee is fixed or determinable; and,

iv)       Collection is reasonably assured.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s consolidated financial statements.

NOTE 3 -  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As of September 30, 2013, the Company has a loss from operations of $25,700, an accumulated deficit of $25,700 and has earned no revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending September 30, 2014.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 -   EQUITY

Preferred Stock

The Company has authorized 1,000,000 preferred shares with a par value of $0.001 per share.  The Board of Directors are authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

Common Stock

The Company has authorized 74,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Since inception (July 15, 2013) to September 30, 2013, the Company has issued a total of 12,200,000 common shares for services of $12,200, as follows:

•         On August 12, 2013, the Company issued to its founders 11,000,000 shares of common stock at $0.001 per share for services valued at $11,000.

•         On August 29, 2013, the Company issued to consultants 1,200,000 shares of common stock at $0.001 per share for services valued at $1,200.

NOTE 5 -  PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

September 30, 2013
Income tax expense at statutory rate	$(8,738)
Valuation allowance	8,738
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

September 30, 2013
NOL Carryover	$(25,700)
Valuation allowance	25,700
Net deferred tax asset	$-

Due to the change in ownership provisions of the Income Tax laws of United States of America, net operating loss carry forwards of approximately $25,700 for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years.

NOTE 6 - RELATED PARTY TRANSACTIONS

Equity

On August 12, 2013, the Company issued 11,000,000 shares of its common stock to officers at $0.001 per share for services totaling $11,000.

Note Payable

During the period, an officer and director advanced the Company $10,000 for operating expenses. As of September 30, 2013 the Company was obligated to this director, who is also a stockholder, for this non-interest bearing demand loan with a balance of $10,000. The Company plans to pay the loan back as cash flows become available.

Other

The controlling shareholder has pledged his support to fund continuing operations during the development stage; however there is no written commitment to this effect.  The Company is dependent upon the continued support.

The officer and director of the Company may be involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The Company does not have employment contracts with its sole key employee, the controlling shareholder, who is the sole officer and director of the Company.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company has no commitments or contingencies as of September 30, 2013.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8 -  SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued.  Based on our evaluation no events have occurred that require disclosure.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

Legal and SEC filing fees	$7,500
Accounting	3,500
Transfer Agent fees	1,200
Printing of Prospectus	300
Miscellaneous	500

TOTAL	$13,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In regards to indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On August 12, 2013 the Company issued 10,000,000 shares of common stock to Mr. Staples for services at $0.001 per share for a value of $10,000,000.  The Company issued 1,000,000 shares to Mr. Tweeten on August 12, 2013, for services at $0.001 per share for a value of $1,000.

 On August 29, 2013,

On August 29, 2013 the Company issued 1,2000,000 shares valued at $1,200 to three shareholders for their assistance with the Company founders in discussing business concepts and future direction of the Company.  The three shareholders, P B Capital LC, Clark Nichols, and Dale Hensel provided the founders with (1) supplier information about GPS equipment manufacturers, (2) marketing ideas that the Company may adopt to sell its products, including website design proposals, , (3) critique of our business plan, and (4) introductions to experts to help the Company become a public company.

These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933.  These securities were issued to the founders of the Company, and to the three named consultants, and bear a restrictive legend.  No written agreement was entered into regarding the sale of stock to the Company’s founders.

The Following Table Summarizes All Recent Sales of Unregistered Securities.

Shareholder	Number of Shares	Date of Issuance or Transfer	Consideration	Federal Securities Laws or Exemption
Michael P. Staples	10,000,000	August 12, 2013	Services, know-how	Section 4(2) of the Securities Act of 1933, as amended
Joel Tweeten	1,000,000	August 12, 2013	Services, know-how	Section 4(2) of the Securities Act of 1933, as amended
PB Capital LC	600,000	August 29, 2013	Incorporation and Business development Services	Section 4(2) of the Securities Act of 1933, as amended
Clark Nichols	500,000	August 29, 2014	Business Development Services	Section 4(2) of the Securities Act of 1933, as amended
Dale Hensel	100,000	August 29, 2013	Business Development Services	Section 4(2) of the Securities Act of 1933, as amended

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are included with this registration statement filing:

Exhibit No.	Description
3.1	Articles of Incorporation*
3.2	Bylaws*
5.1	Opinion re: Legality*
10.1	Loan Agreement*
23.1	Consent of Independent Auditors
23.2	Consent of Counsel (See Exhibit 5)*
99.1	Subscription Agreement*
99.2	Informal Agreement with Officer
*Previously filed as exhibits to the Company’s Registration statement on Form S-1, on November 12, 2013, File Number 333-192272 and incorporated herein.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

 iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.          Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.                  Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.        The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.         This prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hopkins, State of Minnesota, on February 5, 2014

 I IN THE SKY INC., Registrant

/s/ Michael Staples

Michael Staples

President (Principal Executive

Officer), Chief Financial Officer

(Principal Accounting Officer),

Treasurer, and Member of the Board of Directors

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

/s/ Michael Staples	Date: February 5, 2014
Michael Staples
President (principal executive officer), Chief Financial Officer (principal accounting officer), Treasurer and Member of the Board of Directors

/s/Joel Tweeten	Date: February 5, 2014
Joel Tweeten
Secretary and Member of the Board of Directors